GUARANTY

WHEREAS, pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) made by and among ELS HUMAN RESOURCE SOLUTIONS, INC. (“ELS HRS”), THE BARBARA L. HEINEMAN YEAR 2002 REVOCABLE TRUST DATED August 16, 2002, Barbara L. Heineman Trustee, or successor (the “Heineman Trust”), and WILLIAM J. WALTON (“Walton”); that certain Agreement and Plan of Merger (the “Forward Merger Agreement”) made by and among ELS HRS, RESOLVE STAFFING, INC. (“Resolve”), and the Constituent Companies party thereto; that certain Agreement and Plan of Merger made by and among RESOLVE, MANDALAY MERGER SUB LLC, and MANDALAY SERVICES, INC. (the “Mandalay Merger Agreement”); that certain Agreement and Plan of Merger made by and among RESOLVE, DIVERSIFIED MERGER SUB LLC, and DIVERSIFIED SUPPORT SYSTEMS, LLC (the “Diversified Merger Agreement”); and that certain Agreement and Plan of Merger made by and among RESOLVE, ELS EMPLOYER MERGER SUB LLC, and ELS EMPLOYER SERVICES, INC. (the “ELS Employer Merger Agreement”) (the Forward Merger Agreement, Mandalay Merger Agreement, Diversified Merger Agreement, and ELS Employer Merger Agreement being referred to collectively herein as the “Merger Agreements”), ELS HRS (referred to herein as the “Obligor”) and Resolve have made and entered into or will make and enter into certain Promissory Notes payable to each of Heineman, the Heineman Trust, and Walton (each an “Obligee” and collectively, jointly and severally, “Obligees”), respectively (each, as the same may be amended, restated, replaced, supplemented, extended or otherwise modified from time to time, being referred to as a “Note,” and collectively as the “Notes”); and

WHEREAS, as security for the obligations of Obligor under the Notes, the Stock Purchase Agreement, the Merger Agreements, and other documents and instruments executed and delivered in connection therewith, Obligor, Obligees, Resolve and Heineman, as agent for each of the Obligees (in such capacity, “Agent”), have entered into certain security documents (the “Security Documents”), including, but not limited to, that certain Security Agreement by and among Obligor, Resolve, Mandalay Services, Inc., Diversified Support Systems, LLC, ELS Employer Services, Inc., the subsidiaries of Obligor signatory thereto, Agent, and Obligees, dated of even date herewith (“Security Agreement”), and that certain Stock Pledge Agreement by and among Obligor, Resolve, Agent, Obligees, and the Pledged Stock Issuers party thereto, dated of even date herewith (the “Pledge Agreement”);

NOW THEREFORE, due to the close business and financial relationships between Resolve and Obligor, in consideration of the benefits that will accrue to Resolve, and as an inducement for and in consideration of Agent’s and Obligees’ entering into the Notes, the Security Documents, the Stock Purchase Agreement, and the Merger Agreements, Resolve hereby agrees in favor of Agent (for the benefit of himself and Obligees) as follows:

1.	Guaranty.

(a) Resolve hereby absolutely and unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the “Guaranteed Obligations”): (i) all and each of Obligor’s debts, liabilities, and obligations owed to Agent and Obligees, whether now in existence or hereafter created or arising, including any extensions or renewals thereof, including,

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but not limited to, principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Notes, the Security Documents, the Stock Purchase Agreement, and the Merger Agreements, whether now existing or hereafter arising, whether before or after the commencement of any case with respect to Obligor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of Obligor or its successors to Agent or any Obligee arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Obligee, and (ii) all expenses (including, without limitation, attorneys’ fees and legal expenses) incurred by Agent and any Obligee in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Obligor’s obligations, liabilities and indebtedness as aforesaid to Agent and any Obligee, the rights of Agent and any Obligee in any collateral, or under this Guaranty and all other Security Documents, or in any way involving claims by or against Agent or any Obligee, directly or indirectly arising out of or related to the relationships between Obligor, Resolve, Agent and any Obligee, whether such expenses are incurred before or after the commencement of any case with respect to Obligor under the United States Bankruptcy Code or any similar statute.

(b) This Guaranty is a guaranty of payment and not of collection. Resolve agrees that Agent, on behalf of itself and Obligees, need not attempt to collect any Guaranteed Obligations from Obligor or to realize upon any collateral, but may require Resolve to make immediate payment of all of the Guaranteed Obligations to Agent when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Agent and Obligees may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys’ fees and legal expenses) in accordance with the terms of the Security Agreement.

(c) Payment by Resolve shall be made to Agent at the office of Agent from time to time on demand as Guaranteed Obligations become due. Resolve shall make all payments to Agent on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against Resolve either in the same action in which Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty is brought against Resolve, Resolve agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Agent or any Obligee to Resolve.

2. Primary Obligations. This Guaranty is a primary and original obligation of Resolve, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Resolve agrees that (i) it is directly liable to the Agent and each Obligee, (ii) the obligations of Resolve hereunder are independent of the

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obligations of Obligor, and (iii) a separate action may be brought against Resolve, whether such action is brought against Obligor or whether Obligor is joined in such action. Resolve agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Agent and Obligees of whatever remedies they may have against Obligor, or the enforcement of any lien or realization upon any security Agent or Obligees may at any time possess. Resolve agrees that any release which may be given by Agent and any Obligee to Obligor shall not release Resolve. Resolve consents and agrees that neither Agent nor any Obligee shall be under any obligation to marshal any property or assets of Obligor in favor of Resolve, or against or in payment of any or all of the Guaranteed Obligations.

3. Performance under this Guarantee. In the event that Obligor fails to make any payment of any Guaranteed Obligations, on or before the due date thereof, or if Obligor shall fail to perform, keep, observe, or fulfill any other obligation referred to in Section 1(a) hereof in the manner provided in the Notes, the Security Documents, the Stock Purchase Agreement or the Merger Agreements, as applicable, Resolve immediately shall cause such payment to be made or each of such Guaranteed Obligations applicable to Resolve to be performed, kept, observed, or fulfilled.

4. Limitation on Guaranty. Notwithstanding any other provision of this Guaranty to the contrary, if the obligations of Resolve hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state, Federal or other bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of Resolve’s liability under this Guaranty, then notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by Resolve or any other party, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding. In any such instance, Resolve agrees that such court should give effect as assets of value (as determined under the applicable provisions of the relevant laws) of any rights to subrogation or contribution of Resolve pursuant to applicable law.

5. Waivers and Consents.

(a) Notice of acceptance of this Guaranty, the providing of financial accommodations to Obligor and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Obligor or Resolve may be entitled are hereby waived by Resolve. Resolve also waives notice of and hereby consents to (i) any amendment, modification, supplement, extension, renewal, or restatement of the Notes and any of the other Security Documents, the Stock Purchase Agreement, or the Merger Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guaranty made herein shall apply to the Notes and the other Security Documents and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guaranties now or at any time held by or available to Agent or any Obligee for the obligations of Obligor or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed

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Obligations, (iii) the exercise of, or refraining from the exercise of, any rights against Obligor or any collateral, and (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations. Resolve also waives notice of any adverse change in the financial condition of Obligor or of any other fact that might increase Resolve’s risk hereunder. Resolve agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Resolve hereunder shall not be otherwise impaired or affected by any of the foregoing.

(b) No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guaranty, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Obligor in respect of any of the Guaranteed Obligations, or Resolve in respect of this Guaranty, affect, impair or be a defense to this Guaranty. Without limitation of the foregoing, the liability of Resolve hereunder shall not be discharged or impaired in any respect by reason of any failure by Agent or any Obligee to perfect or continue perfection of any lien or security interest in any collateral or any delay by Agent or any Obligee in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Obligor under the United States Bankruptcy Code or any similar statute, Resolve shall be liable therefor, even if Obligor’s liability for such amounts does not, or ceases to, exist by operation of law. Resolve acknowledges that neither the Agent nor any Obligee has made any representations to Resolve with respect to Obligor or otherwise in connection with the execution and delivery by Resolve of this Guaranty and Resolve is not in any respect relying upon Agent or any Obligee or any statements by Agent or any Obligee in connection with this Guaranty.

(c) Resolve hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Obligor, any collateral for the Guaranteed Obligations or other assets of Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Agent or any Obligee by Resolve hereunder and hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Resolve might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Resolve or Obligor upon the Guaranteed Obligations or realized from their property.

(d) To the fullest extent permitted by applicable law, Resolve waives the right, by statute or otherwise, to require Agent or any Obligee to institute suit against Obligor or to exhaust any rights and remedies which Agent and any Obligee have or may have against Obligor. In this regard, Resolve agrees that it is bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter arising, as fully as if such Guaranteed Obligations were directly owing to Agent and Obligees by Resolve. Resolve further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash) of Obligor or by reason of the cessation from any cause whatsoever of the liability of Obligor in respect thereof.

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6. Subordination. Payment of all amounts now or hereafter owed to Resolve by Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Agent and Obligees of the Guaranteed Obligations and all such amounts and any security and guaranties therefor, except as otherwise permitted by the Notes and the Security Documents, are hereby assigned to Agent and Obligees as security for the Guaranteed Obligations.

7. Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Security Documents, the liability of Resolve for the entire Guaranteed Obligations shall mature and become immediately due and payable (even if the liability of Obligor therefor does not) upon the occurrence of any act, condition or event which constitutes an Event of Default as such term is defined in any of the Notes and the Security Documents.

8. Termination. This Guaranty is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. Without limiting the foregoing, this Guaranty may not be terminated and shall continue so long as any amounts remain outstanding under the Notes.

9. Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Agent or any Obligee is required to surrender or return such payment or proceeds to any person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guaranty shall continue in full force and effect as if such payment or proceeds had not been received by Agent, for the benefit of itself and Obligees, or such Obligee. Resolve does indemnify and hold Agent and each Obligee harmless for the amount of any payments or proceeds surrendered or returned. This Section 9 shall remain effective notwithstanding any contrary action that may be taken by Agent and any Obligee in reliance upon such payment or proceeds. This Section 9 shall survive the termination or revocation of this Guaranty.

10. Amendments and Waivers. Neither this Guaranty nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by Agent, for the benefit of himself and Obligees. Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of his rights, powers and/or remedies unless such waiver shall be in writing and signed by Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

11. Corporate Existence, Power and Authority. Resolve represents and warrants to Agent and Obligees as follows: (a) Resolve is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary; (b) the execution, delivery and performance of this Guaranty is within the powers of Resolve, has been duly authorized and is not in contravention of law or the terms of the certificate of incorporation, by-laws, or other

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organizational documentation of Resolve, or any indenture, agreement or undertaking to which Resolve is a party or by which Resolve or its property are bound; (c) this Guaranty constitutes the legal, valid and binding obligation of Resolve enforceable in accordance with its terms, except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

12. Financial Condition of Obligor. Resolve represents and warrants to Agent and Obligees that Resolve is currently informed of the financial condition of Obligor and of all other circumstances that a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Resolve further represents and warrants to Agent and Obligees that Resolve has read and understands the terms and conditions of the Notes and other Security Documents. Resolve hereby covenants that it will continue to keep informed of Obligor’s financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

13. Representation and Warranties. Resolve acknowledges and agrees that each of the representations and warranties made by itself or Obligor in the Notes and the Security Documents with respect to itself or Obligor are true, correct and complete.

14. Covenants. Until the termination or expiration of the Notes and the Security Documents and payment and satisfaction of all Guaranteed Obligations due or to become due thereunder, Resolve agrees that, unless Obligees shall have otherwise consented in writing, Resolve shall not take, or fail to take, any action which would cause it or Obligor to be in violation or breach of any or all of the covenants contained in the Notes and the Security Documents.

15. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Guaranty and any dispute arising out of the relationship between Resolve, Agent and any Obligee, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Ohio (without giving effect to principles of conflicts of law).

(b) Resolve hereby irrevocably consents and submits to the non-exclusive jurisdiction of the state and federal courts located in Hamilton County in the State of Ohio and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guaranty or any of the other Security Documents or in any way connected with or related or incidental to the dealings of Resolve, Obligor, Agent and Obligees in respect of this Guaranty or any of the other Security Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise. Resolve agrees that any dispute arising out of the relationship between Resolve, Obligor, and Agent and Obligees or the conduct of any such persons in connection with this Guaranty, the other Security Documents or otherwise shall be heard only in the courts described above (except that Agent shall have the right to bring any action or proceeding against Resolve or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on any collateral at any time granted by

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Obligor or Resolve to Agent and Obligees or to otherwise enforce its rights against Resolve or its property).

(c) Resolve hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth in Section 16 hereof and service so made shall be deemed to be completed three (3) business days after the same shall have been so deposited in U.S. mail, or, at Agent’s option, by service upon Resolve in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Resolve shall appear in answer to such process, failing which Resolve shall be deemed in default and judgment may be entered by Agent against Resolve for the amount of the claim and other relief requested.

(d) RESOLVE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTY OR ANY OF THE OTHER SECURITY DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF RESOLVE AND AGENT AND OBLIGEES IN RESPECT OF THIS GUARANTY OR ANY OF THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. RESOLVE HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT RESOLVE OR AGENT OR OBLIGEES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF RESOLVE, AGENT AND OBLIGEES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Resolve hereby irrevocably authorizes and empowers any attorney-at-law to appear for Resolve in any action upon or in connection with this Guaranty at any time after any of the obligations of Resolve under this Guaranty becomes due in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Agent or any Obligee against Resolve, the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waive and release all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. Resolve agrees and consents that the attorney confessing judgment on behalf of Resolve hereunder may also be counsel to Agent, any Obligee, and/or any affiliate or affiliates of Agent or any Obligee, and Resolve hereby further waives any conflict of interest which might otherwise arise and consents to Agent's or any Obligee’s paying such confessing attorney a legal fee or allowing such attorneys' fees to be paid from proceeds of collection of this Guaranty and/or any and all collateral and security for the obligations of Resolve hereunder. This power-of-attorney shall be deemed to be a power coupled with an interest, and is irrevocable.

(f) Agent and Obligees shall not have any liability to Resolve (whether in tort, contract, equity or otherwise) for losses suffered by Resolve in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guaranty, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and Obligees that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of the Agent and Obligees. In any such litigation, Agent and Obligees shall be entitled to the benefit of the rebuttable presumption that they acted in good faith and with the exercise of ordinary care in the performance by them of the terms of the Notes and the other Security Documents.

16. Notices. All notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, or by overnight delivery service, with all charges prepaid, or by facsimile transmission, promptly confirmed in writing sent by first class mail, as follows:

If to the Agent: Ronald E. Heineman
3235 Omni Drive
Cincinnati, Ohio 45245
Facsimile: (___) ___-____

with a copy to: Tracey A. Puthoff, Esq.
Taft, Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202-3957
Facsimile: (513) 381-0205

If to Resolve:  Resolve Staffing, Inc.
3235 Omni Drive
Cincinnati, OH 45245
Facsimile: (___) ___-____

with a copy to: Greg Bartko, Esq.
3475 Lenox Road, Suite 400
Atlanta, Georgia 30326
Facsimile: (404) 238-0551

All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) business days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that notices to the Agent shall not be effective until received.

17. Partial Invalidity. If any provision of this Guaranty is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guaranty as a whole, but this Guaranty shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

18. Entire Agreement. This Guaranty represents the entire agreement and understanding of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

19. Successors and Assigns. This Guaranty shall be binding upon Resolve and its successors and assigns and shall inure to the benefit of Agent and Obligees and their successors, endorsees, transferees and assigns; provided, however, that Resolve shall not assign this Guaranty or delegate any of its duties hereunder without the prior written consent of Agent and Obligees and any assignment obtained without such consent shall be absolutely void. The liquidation, dissolution or termination of Resolve shall not terminate this Guaranty as to Resolve.

20. Construction. All references to “Resolve” wherever used herein shall mean Resolve and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Resolve or any of its assets or Resolve in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to “Agent” or “Obligees” wherever used herein shall mean Agent or Obligees and their respective personal representatives, heirs, and assigns and all references to “Obligor” wherever used herein shall mean Obligor and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Obligor or any of its assets or Obligor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the plural shall also mean the singular and to the singular shall also mean the plural.

 WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

[signature page follows]

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IN WITNESS WHEREOF, Resolve has executed and delivered this Guaranty as of October 1st, 2006 first above written.

RESOLVE STAFFING, INC.

By: /s/ Donald Quarterman
Name: Donald Quarterman
Title: Director and Authorized Representative